SMITH BARNEY MANAGED GOVERNMENTS FUND INC.

ARTICLES OF AMENDMENT

Smith Barney Managed Governments Fund Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Incorporation of the Corporation, as amended, are hereby further amended by deleting Article II and inserting in lieu thereof the following:

ARTICLE II:

NAME

The name of the corporation (hereinafter called the “Corporation”) is Smith

Barney Core Plus Bond Fund Inc.

SECOND: The foregoing amendment to the charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action of the stockholders.

THIRD: These Articles of Amendment shall be effective as of 9:00 A.M. Eastern time, on March 18, 2005.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary on the 16 day of March, 2005.

WITNESS:		SMITH BARNEY MANAGED
GOVERNMENTS FUND INC.

By:	/s/ Michael Kocur	By:	/s/ R. Jay Gerken
	Michael Kocur		R. Jay Gerken
	Assistant Secretary		Chairman, President and Chief Executive Officer

THE UNDERSIGNED, Chairman, President and Chief Executive Officer of Smith Barney Managed Governments Fund Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ R. Jay Gerken
R. Jay Gerken
Chairman, President and Chief Executive Officer